UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2026
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Mirum Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38981	83-1281555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 East Hillsdale Boulevard Suite 300
Foster City, California		94404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 667-4085
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2026, Mirum Pharmaceuticals, Inc. (the “Company”) announced that, on September 2, 2026, the Company’s Board of Directors appointed Rob Myers, M.D., to succeed Joanne Quan, M.D., as the Company’s Chief Medical Officer, effective upon Dr. Myers’ beginning employment with the Company, which employment is expected to begin on September 21, 2026. Dr. Quan ceased to serve as the Company’s Chief Medical Officer effective September 2, 2026, and her termination of employment with the Company is expected to occur on October 19, 2026 (the actual date of Dr. Quan’s termination of employment, the “Separation Date”).
In connection with Dr. Quan’s separation from the Company, the Company and Dr. Quan expect to enter into an agreement (the “Separation Agreement”), pursuant to which, in recognition of Dr. Quan’s service to the Company, the Company expects Dr. Quan to be entitled to the severance benefits set forth in the Company’s Amended and Restated Severance Benefit Plan as then in effect (the “Severance Plan”), subject to the terms and conditions set forth in the Severance Plan. In addition, on September 2, 2026, the Compensation Committee of the Company’s Board of Directors approved (i) an extension of the post-termination exercise period for all vested and outstanding stock options granted by the Company and held by Dr. Quan on the Separation Date to a period expiring 12 months after the Separation Date and (ii) payment on the Separation Date of Dr. Quan’s 2026 annual target bonus at the 100% achievement level. Receipt of the additional benefits described in the prior sentence are contingent upon Dr. Quan satisfying certain customary conditions to be set forth in the final Separation Agreement. Dr. Quan’s separation from the Company is expected to qualify as an involuntary termination under the Severance Plan.
The foregoing description of the Separation Agreement is only a summary of the terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the final Separation Agreement, which the Company anticipates filing with its Quarterly Report on Form 10-Q for the three months ending September 30, 2026 or its Annual Report on Form 10-K for the year ending December 31, 2026, subject to the effective date of the Separation Agreement.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “approximately,” “contingent,” “expect,” “will,” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. Such forward-looking statements include, but are not limited to, those regarding the anticipated occurrence and timing of Dr. Quan’s separation from the Company, expected entry by the Company and Dr. Quan into the Separation Agreement and the final terms thereof, the severance benefits the Company expects Dr. Quan to receive, and the anticipated occurrence and timing of Dr. Myers beginning employment with the Company and becoming the Company’s Chief Medical Officer. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s, Dr. Quan’s and Dr. Meyers’ future plans; and the risks and uncertainties associated with the Company’s business in general. Other factors that might cause such a difference include those discussed in the Company’s filings with the U.S. Securities and Exchange Commission, which include its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements made herein are based on information currently available to the Company as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: September 8, 2026	By:	/s/ Christopher Peetz
Christopher Peetz
Chief Executive Officer